SETTLEMENT AGREEMENT & RELEASE OF CLAIMS

            AND NOW, this 17th day of September 2009, this Settlement Agreement and Release of Claims (“Agreement”) is entered into by and between, ALLIANCE GLOBAL SERVICES, LLC, as successor to ALLIANCE CONSULTING GROUP ASSOCIATES, INC. (hereinafter “Alliance”) and CLEARPOINT RESOURCES, INC. (hereinafter “ClearPoint”) (collectively, “Parties”);

WHEREAS, on or about April 25, 2008, Alliance commenced a civil action in the Court of Common Pleas of Montgomery County by way of a Complaint known as civil action number 08-10739 against ClearPoint (hereinafter the “Complaint”);

WHEREAS, on or about June 16, 2008, ClearPoint filed an Answer, New Matter and Counterclaim against Alliance disputing the Complaint (hereinafter the “Counterclaim”);

WHEREAS, ClearPoint and Alliance each dispute the other’s claims;

WHEREAS, the Parties wish to avoid further expense in the continuation of discovery and preparation for and attendance of trial;

WHEREAS, the Parties wish to settle and dispose of the Complaint and the Counterclaim and any and all other claims held by and among them.

NOW THEREFORE, the Parties, in exchange for good and valuable consideration, and intending to be legally bound hereby, agree as follows:

1. All claims asserted, or which could have been asserted, by the Parties are settled for:

a.
payment of Fifty Thousand Dollars ($50,000.00) (hereinafter, the “Initial Payment”) to be paid by ClearPoint to Alliance by Friday, September 18, 2009, with payment to be delivered to “Alliance Global Services, LLC, Six Tower Bridge, 181 Washington Street, Conshohocken, PA 19428”; and

b.
payment of One Hundred Fifty Thousand Dollars ($150,000.00) to be paid by ClearPoint to Alliance in twenty-four (24) equal, monthly payments of Six Thousand Two Hundred Fifty Dollars each ($6,250.00/ea.), with said payments to commence on April 15, 2010 and to be due on the 15th of each month thereafter or, if the 15th of the month falls on a weekend or legally-recognized federal holiday, the first business day thereafter, whichever is latest, with the last payment to be made on March 15, 2012 (hereinafter the “Monthly Payments”).  Each of the Monthly Payments shall be delivered to Alliance at the address set forth in Paragraph 1a. above.  ClearPoint may prepay without penalty or premium all or a portion of the amount owed hereunder.

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2. Should ClearPoint default on the Initial Payment or on any of the Monthly Payments, after Alliance has provided ClearPoint with prior written notice and five (5)  business days opportunity to cure, ClearPoint agrees that Alliance will be permitted to confess judgment against it in Montgomery County, Pennsylvania in the amount of Three Hundred Thousand Dollars ($300,00.00) in accordance with the Confession of Judgment attached hereto as Exhibit “A” and incorporated herein by reference as though fully set forth at length.  Notice of default under this paragraph shall be  provided via both email and overnight delivery by a nationally recognized carrier (i.e., FedEx or UPS) to ClearPoint, Michael Traina, and all counsel of record in the Complaint and Counterclaim at their current addresses (or to such changed addresses).  In the event that Alliance shall confess judgment in accordance with this Agreement, Alliance shall promptly provide a copy of the Confessional and all related pleadings in the same manner as prescribed for the service of notice of default under this paragraph.

3. Each Party hereby agrees not to disparage or defame, in writing or orally, any other party, and as applicable, its services, products, subsidiaries and affiliates, and their respective directors, officers, shareholders, employees, agents, successors and assigns.  Ordinary business dealings, in and of themselves, and information about products, performance, and the like shall not, in any respect, be considered disparagement.

4. All Parties, individually, as well as their agents, officers, directors, employees, attorneys, successors and assigns, are forever released from any and all present and future claims, causes of action, back-charges, liquidated damages, debts, obligations, judgments, liens, demands, attorney’s fees, damages, interest, costs, loss of services, expenses, compensation, third party actions, suits at law or in equity, including claims or suits for contribution and/or indemnity, of whatever nature, and all consequential damages including but not limited to all claims which were asserted, or which could have been asserted, in the Complaint and Counterclaim from the beginning of the world to the date of this Agreement, whether known or unknown liquidated, fixed or contingent.

5. Upon the execution of this Agreement and payment of the Initial Payment, legal counsel for Alliance shall promptly file with the Court of Common Pleas of Montgomery County a Praecipe to Mark Action Settled, Discontinued and Ended and will provide a time-stamped copy of such notice to ClearPoint.

6. All Parties shall bear their own expenses, costs and attorneys’ fees in connection with the Complaint and Counterclaim.

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7. All Parties understand that this settlement is the compromise of disputed claims, and that this document, and all terms set forth herein, shall not be construed as an admission of liability on the part of any of the Parties hereto.

8. All Parties covenant and agree that the undersigned person is expressly authorized to execute the Agreement on their behalf.

9. This Agreement shall be binding upon and inure to the benefit of the Parties, their heirs, successors and assigns.

10. This Agreement contains the complete and exclusive agreement between the Parties hereto.  The recitals hereinbefore set forth constitute an integral part of this Agreement, evidencing the intent of the Parties in executing same, and describing the circumstances surrounding its execution.  Accordingly, said recitals are, by express reference made a part of the covenants hereof, and this Agreement shall be construed in light thereof.

11. This Agreement shall not be orally modified, altered, or changed in any way; the sole method of modification, alteration, or change of this document shall be another written document signed by all Parties hereto.

12. This Agreement shall be construed under laws of the Commonwealth of Pennsylvania and the enforcement thereof shall be in the Court of Common Pleas of Montgomery County, Pennsylvania.

13. This Agreement was drafted and modified jointly and equally by all Parties and no Court shall interpret it against one party on the basis that said party was the drafter thereof.

14. This Agreement may be executed in one or more counterparts, provided, that all properly executed counterparts shall, together, constitute a single, valid, binding and enforceable agreement.

15. A signed facsimile copy of the Agreement shall be deemed as though an original signature.

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INTENDING TO BE LEGALLY BOUND:

ALLIANCE GLOBAL SERVICES, LLC

By:	/s/ John Castleman	Date:	September 17, 2009
John Castleman

CLEARPOINT RESOURCES, INC.

By:	/s/ Michael Traina	Date:	September 17, 2009
Michael Traina

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EXHIBIT “A”
CONFESSION OF JUDGMENT

CLEARPOINT RESOURCES, INC. (“ClearPoint”), intending to be legally bound hereby, grants to ALLIANCE GLOBAL SERVICES, LLC, as successor to Alliance Consulting Group Associates, Inc. (“Alliance”), the right to enter judgment by confession under the terms set forth in that certain Settlement Agreement & Release of Claims (“Agreement”) dated September 17, 2009 by and between Alliance and ClearPoint.

ClearPoint hereby consents and agrees that, upon an “Event of Default,” and following receipt of five (5) business days prior written notice from Alliance to ClearPoint, Michael Traina and all counsel of record for ClearPoint  at their current addresses (or to such changed addresses as Alliance and its counsel shall receive notice of) by email and overnight delivery by a nationally-recognized carrier (i.e. Federal Express or UPS) (“Notice”), should said default remain uncured, Alliance shall be entitled to confess judgment against ClearPoint in the Court of Common Pleas of Montgomery County, Pennsylvania in the amount of Three Hundred Thousand Dollars ($300,000) (“Judgment Amount”).  An “Event of Default” means the failure by ClearPoint, for whatever reason, to timely pay the Initial Payment or any of the Monthly Payments as set forth in the Agreement.

ClearPoint hereby expressly authorizes an attorney-at-law or the Prothonotary or Clerk of Court to appear for ClearPoint in any action on this Confession of Judgment, at any time following an Event of Default and Notice, in the Court of Common Pleas of Montgomery County and to waive the issuing and service of process, and confess judgment against ClearPoint and in favor of Alliance, for the full Judgment Amount and to waive and release all errors in said proceedings and the right of appeal from judgment rendered, and for so doing this Confession of Judgment or a copy hereof verified by affidavit shall be a sufficient warrant.  ClearPoint hereby further covenants and agrees not to seek to open or otherwise raise or otherwise assert any counterclaims against Alliance in any action commenced by Alliance, except for those claims that relate solely to whether there has been an “Event of Default” and/or a timely cure of such default.

Except for the Notice described herein, ClearPoint waives presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Confession of Judgment, and all notices in connection with delivery, acceptance, performance or default of the payment of this Confession of Judgment. ClearPoint consents to any and all extensions, renewals, waivers or modifications that may be granted to Alliance with respect to the payment or other provisions of this Confession of Judgment.
Alliance shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder.

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IN WITNESS WHEREOF, this Confession of Judgment has been duly executed this 17th day of September, 2009.

CLEARPOINT RESOURCES, INC.

By:	/s/ Michael Traina
Michael Traina

Date:	September 17, 2009

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